Exhibit 99.1

Ispire Technology Inc. Reports Financial Results for the Fiscal Second Quarter 2024

Total Revenue Increased 30.7% to $41.7 Million

Gross Profit Increased 24.1% to $6.4 Million

North American Cannabis Vaping Hardware Revenue Increased 149% to

$19.5 Million

Los Angeles, Calif. February 20, 2024 - Ispire Technology Inc. (“Ispire” or “the Company”) (NASDAQ: ISPR), a leader in vapor technology, providing high-quality, innovative products with first-class performance, today reported results for the fiscal second quarter, which ended December 31, 2023, and filed its quarterly report on Form 10-Q on February 20, 2024.

Fiscal Second Quarter 2024 Financial Results

●	Revenue increased 30.7% to $41.7 million as compared to $31.9 million in the same period of 2023. Tobacco vaping products contributed $22.1 million and cannabis vaping products contributed $19.5 million to revenue during the fiscal second quarter 2024;

●	Gross profit increased 24.1% to $6.4 million as compared to $5.1 million in the same period of 2023;

●	Gross margin decreased to 15.3% as compared to 16.1% in the same period of 2023;

●	Total operating expenses increased 114% to $10.3 million as compared to $4.8 million in the same period of 2023; and

●	Net loss of $4.0 million as compared to net loss of $0.1 million in the same period of 2023.

Michael Wang, Co-Chief Executive Officer of Ispire commented, “This quarter proved to be quite pivotal for not only our product expansions but also our business operations. We commenced several strategic initiatives, including ISO and GMP certification for our Malaysian facility and a path to receive Pre-market Tobacco Product Application approval in the U.S. After seeing such remarkable growth trends related to our cannabis vaping hardware sales, we aim to intensify our presence and further expand our footprint in this domestic market.”

“As we further execute on our growth strategy, we continue to expand our footprint in existing and new markets, which helps to grow our diverse customer base. This quarter we launched a key celebrity partnership with Nigerian Afrobeats star, Burna Boy, highlighting our BRKFST-branded products and fortifying our global brand presence. We anticipate that our strategic initiatives this quarter will position Ispire to capitalize on emerging opportunities as well as drive sustainable and future growth across our key markets,” concluded Wang.

Daniel Machock, Chief Financial Officer of Ispire, added, “In the fiscal second quarter of 2024, Ispire’s key growth metrics highlighted rapid expansion for our cannabis vaping hardware business. Overall revenues increased 30% to $41.7 million for the fiscal second quarter while cannabis vaping products increased 149% to $19.5 million for the same period last year. This significant growth in cannabis vaping hardware revenues is a testament to our commitment to innovation and the immense potential of our industry. Looking ahead, we remain steadfast in our commitment to driving sustainable growth, maximizing shareholder value, and solidifying our position as a leader in the industry.”

Financial Results for the Three and Six-Month Periods Ended December 31, 2023

Revenue increased 30% to $41.7 million for the fiscal second quarter ended December 31, 2023, compared to $31.9 million for the second quarter of fiscal 2023. The increase in the second quarter of fiscal 2024, was primarily attributable to an increase in North American cannabis vaping hardware sales which increased 149% year over year from $7.8 million to $19.5 million.

For the six-month period ended December 31, 2023, Ispire reported revenue of $84.5 million, compared to $58.8 million during the same period last year, an increase of 43.7%. The increase in revenue was primarily attributable an increase in North American cannabis vaping hardware sales which increased 133% from $15.8 million for the first six-months of fiscal 2023 to $36.9 million for the first six-months of fiscal 2024.

Gross Profit increased by 24.1% to $6.4 million for the three-month period ended December 31, 2023, compared to $5.1 million in the second quarter of fiscal 2023. Gross Profit for the six-month period ended December 31, 2023, was $13.3 million, compared to $10.0 million for the same period in fiscal 2023.

Gross Margin for the three months ended December 31, 2023, was 15.3% compared to 16.1% for the same period in fiscal 2023. For the six-month period ended December 31, 2023, gross margin was 15.7%, compared to 16.9% during the same period in the prior fiscal year.

Total Operating Expenses increased by 114% to $10.3 million for the second quarter in fiscal 2024, compared to $4.8 million for the same period of fiscal 2023. This increase was primarily due to marketing expenses and working capital related to maintain our manufacturing plant in Malaysia and increased professional fees for expenses incurred as a public company. Total Operating Expenses for the six-months ended December 31, 2023, were $18.1 million as compared to $10.8 million in the same period in fiscal 2023.

Net loss was $4.0 million, or $(0.07) per share, for the second quarter of fiscal 2024, compared to a net loss of $130 thousand, or $(0.01) per share for the second quarter of fiscal 2023. For the first six-months of fiscal 2024, net loss was approximately $5.4 million, or $(0.10) per share, compared to a net loss of approximately $2.1 million, or $(0.04) per share for the first six-months of fiscal 2023.

As of December 31, 2023, Ispire had approximately $17.5 million of cash and cash equivalents. As of December 31, 2023, and June 30, 2023, we had working capital of $24.8 million and $28.8 million, respectively.

Fiscal Year 2024 Outlook

Ispire is providing the following outlook for the cannabis and tobacco vaping products for fiscal year 2024, which ends on June 30, 2024.  Revenue for cannabis vaping products for fiscal year 2024 is projected to be in the range of $80 million to $90 million, representing growth of 100% to 125% from fiscal year 2023. Revenue for tobacco vaping products for fiscal year 2024 is projected to be in the range of $95 million to $105 million, representing growth in the range of 33% to 47% from fiscal year 2023.

Conference Call

The Company will conduct a conference call at 8:00 a.m. Eastern time on Wednesday, February 21, 2024, to discuss the results.

Ispire management will host the conference call, followed by a question-and-answer period.

Please call the conference call dial-in 5-10 minutes prior to the start time and ask for the “Ispire Technology Call.” An operator will register your name and organization.

Date:	Wednesday, February 21, 2024
Time:	8:00 am ET
Dial-In Numbers:	United States: 1-877-451-6152 or 1-201-389-0879

This conference call will be broadcast live on the Internet and can be accessed by all interested parties at https://viavid.webcasts.com/starthere.jsp?ei=1655325&tp_key=b746afb9b3

Please access the link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software.

A playback will be available through 11:00 am ET on February 21, 2024, to March 6, 2024. To listen, please dial 1-844-512-2921 or 1-412-317-6671. Use the passcode 13744317 to access the replay.

About Ispire Technology Inc.

Ispire is engaged in the research and development, design, commercialization, sales, marketing, and distribution of branded e-cigarettes and cannabis vaping products. The Company’s operating subsidiaries own or license from a related party more than 200 patents received or filed globally. Ispire’s tobacco products are marketed under the Aspire brand name and are sold worldwide (except in the United States, People’s Republic of China, and Russia) primarily through its distribution network. Ispire’s cannabis vaping hardware products are marketed under the Ispire brand name primarily on an original design manufacturer (ODM) basis to other cannabis vapor companies. Ispire currently sells its cannabis vaping hardware only in the United States, and it recently commenced marketing activities in Canada and Europe, primarily in the European Union.

Please visit www.ispiretechnology.com and follow us on Facebook, Twitter, Instagram, Linkedin, Pinterest, and YouTube. Any information contained on, or that can be accessed through, the Company’s website, any other website or any social media, is not a part of this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”) as well as Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended, that are intended to be covered by the safe harbor created by those sections. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the Company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements. Such forward-looking statements include, but are not limited to, risks and uncertainties including those regarding: the Company’s business strategies, the ability of the Company to market to the Ispire ONE™, Ispire ONE™’s success if meeting its goals, the ability of its customers to derive the anticipated benefits of the Ispire ONE™ and the success of their products on the markets; the Ispire ONE™ proving to be safe, and the risk and uncertainties described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Cautionary Note on Forward-Looking Statements” and the additional risk described in Ispire’s Form 10-K annual report for the year ended June 30, 2023 and any subsequent filings which Ispire makes with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in the press release relate only to events or information as of the date on which the statements are made in the press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events except as required by law. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

IR Contact:

For more information, kindly contact:

Investor Relations

Sherry Zheng

718.213.7386

ir@ispiretechnology.com

KCSA Strategic Communications
212.896.1233
ispire@kcsa.com

PR Contact:
Ellen Mellody
570.209.2947
EMellody@kcsa.com

ISPIRE TECHNOLOGY INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2023	December 31,
	(Note 2)	2023
Assets
Current assets:
Cash	$40,300,573	$17,502,989
Accounts receivable, net	24,526,262	45,454,998
Inventories	7,472,108	7,548,086
Prepaid expenses and other current assets	3,378,617	3,183,215
Investment - other	9,133,707	9,318,480
Total current assets	84,811,267	83,007,768
Other assets:
Property, plant and equipment, net	1,088,131	2,148,206
Intangible assets, net	-	726,978
Rental deposit	732,334	727,766
Right-of-use assets – operating leases	4,061,617	3,969,437
Total other assets	5,882,082	7,572,387
Total assets	$90,693,349	$90,580,155
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,274,391	$5,972,530
Accounts payable – related party	51,698,588	48,999,001
Contract liabilities	988,556	1,705,171
Accrued liabilities and other payables	281,361	603,715
Due to a related party	710,910	-
Income tax payable - current	63,853	-
Operating lease liabilities – current portion	944,525	1,244,565
Total current liabilities	55,962,184	58,524,982

Other liabilities:
Operating lease liabilities – net of current portion	3,356,232	3,067,909
Total liabilities	59,318,416	61,592,891

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $0.0001 per share; 140,000,000 shares authorized; 54,222,420 and 54,279,396 shares issued and outstanding as of June 30, 2023 and December 31, 2023	5,422	5,428
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized, no shares issued at June 30, 2023 and December 31, 2023	-	-
Additional paid-in capital	25,685,475	28,535,949
Retained earnings	5,847,804	450,865
Accumulated other comprehensive loss	(163,768)	(4,978)
Total stockholders’ equity	31,374,933	28,987,264
Total liabilities and stockholders’ equity	$90,693,349	$90,580,155

See notes to unaudited condensed consolidated financial statements.

ISPIRE TECHNOLOGY INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME (LOSS)

	Three Months Ended December 31,		Six Months Ended December 31,
	2022	2023	2022	2023
	(Restated)		(Restated)
Revenue	$31,897,399	$41,685,561	$58,840,449	$84,550,208

Cost of revenue	26,758,821	35,309,355	48,909,768	71,285,710

Gross profit	5,138,578	6,376,206	9,930,681	13,264,498

Operating expenses:
Sales and marketing expenses	906,372	1,517,715	2,407,528	2,586,378
General and administrative expenses	3,922,363	8,809,127	8,428,178	15,540029

Total Operating expenses	4,828,735	10,326,842	10,835,706	18,126,407

Income (loss) from operations	309,843	(3,950,636)	(905,025)	(4,861,909)

Other income (expense):
Interest income, net	76,301	198,619	76,811	270,865
Exchange gain (loss), net	23,212	30,856	(477,582)	34,517
Other income (expense), net	(21,286)	51,017	(40,487)	7,813

Total Other income (expense), net	78,227	280,492	(441,258)	313,195

Income (loss) before income taxes	388,070	(3,670,144)	(1,346,283)	(4,548,714)

Income taxes - current	(518,312)	(352,180)	(785,713)	(848,225)

Net loss	$(130,242)	$(4,022,324)	$(2,131,996)	$(5,396,939)

Other comprehensive loss
Foreign currency translation adjustments	149,306	114,327	142,430	158,790
Comprehensive income (loss)	$19,064	$(3,907,997)	$(1,989,566)	$(5,238,149)

Net loss per share
Basic and diluted	$(0.01)	$(0.07)	$(0.04)	$(0.10)

Weighted average shares outstanding:
Basic and diluted	50,000,000	54,270,236	50,000,000	54,258,224

See notes to unaudited condensed consolidated financial statements.

ISPIRE TECHNOLOGY INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months ended December 31,
	2022	2023
Net loss	$(2,131,996)	$(5,396,939)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13,660	75,160
Credit loss expenses	1,029,655	2,126,284
Stock-based compensation expenses	-	2,850,480
Inventory impairment expenses	-	130,452
Changes in operating assets and liabilities:
Accounts receivable	(10,818,728)	(22,762,155)
Inventories	(5,724,630)	(206,430)
Prepaid expenses and other current assets	134,307	199,970
Accounts payable and accounts payable – related party	25,487,786	1,759,301
Contract liabilities	(665,242)	629,430
Accrued liabilities and other payables	159,577	322,354
Operating lease liabilities	102,375	103,897
Income tax payable	788,866	(63,853)
Net cash provided by (used in) operating activities	$8,375,630	$(20,232,049)

Cash flows from investing activities:
Purchase of property, plant and equipment	(478,473)	(1,130,620)
Acquisition of intangible assets	-	(731,593)
Net cash used in investing activities	$(478,473)	$(1,862,213)

Cash flows from financing activities:
Advances from related parties	1,934,855	-
Repayments of advances from a related party	(45,509)	(703,322)
Net cash used in financing activities	$1,889,346	$(703,322)

Net increase (decrease) in cash	9,786,503	(22,797,584)
Cash - beginning of period	74,480,651	40,300,573
Cash - end of period	$84,267,154	$17,502,989
Supplemental non-cash investing and financing activities
Leased assets obtained in exchange for operating lease liabilities	3,714,979	507,292

See notes to unaudited condensed consolidated financial statements.